Exhibit 24

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Emerson Electric Co., a Missouri corporation with principal offices at 8000 West Florissant Avenue, St. Louis, Missouri 63136, hereby appoint F. J. Dellaquila, S. Y. Bosco, M. J. Baughman and J. A. Sperino as their Attorneys-in-Fact for the purpose of signing Emerson Electric Co.'s Securities and Exchange Commission Form 10-K (and any and all Amendments thereto) for fiscal year ended September 30, 2021.

Signature		Title	Date

/s/	J. S. Turley	Chair of the Board	October 5, 2021
J. S. Turley

/s/	M. A. Blinn	Director	October 5, 2021
M. A. Blinn

/s/	C. A. H. Boersig	Director	October 5, 2021
C. A. H. Boersig

/s/	J. B. Bolten	Director	October 5, 2021
J. B. Bolten

/s/	M. S. Craighead	Director	October 5, 2021
M. S. Craighead

/s/	W. H. Easter III	Director	October 5, 2021
W. H. Easter III

/s/	G. A. Flach	Director	October 5, 2021
G. A. Flach

/s/	A. F. Golden	Director	October 5, 2021
A. F. Golden

/s/	C. Kendle	Director	October 5, 2021
C. Kendle

/s/	L. M. Lee	Director	October 5, 2021
L. M. Lee

/s/	M. S. Levatich	Director	October 5, 2021
M. S. Levatich

/s/	S. L. Karsanbhai	Chief Executive Officer and President and Director	October 5, 2021
S. L. Karsanbhai

/s/	F. J. Dellaquila	Senior Executive Vice President and Chief	October 5, 2021
	F. J. Dellaquila	Financial Officer

/s/	M. J. Baughman	Vice President, Controller and Chief	October 5, 2021
	M. J. Baughman	Accounting Officer